Exhibit No. 3.9
                 Certificate of Incorporation of ECSI-DSA, Inc.

                                                                    FILED

                                                                 OCT 30 1996

                                                                LONNA R. HOOKS
                                                              Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       of

                                  ECSI-DSA INC.

            This is to certify that, there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

14A:2-7(1)(a) 1. The name of the corporation is ECSI-DSA INC.

14A:2.7(1)(g) 2. The address (and zip code) of this corporation's initial registred office is

                 190 Moore Street, Suite 306, Hackensack, New Jersey

      and the name of this corporation's initial registered agent at such address is

                  Richard T. Rapone, Esq.

14A:2-7(1)(b) 3. The purposes for which this corporation is organized are:

                  To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N.J.S. 14A:1-1 et seq.

14A:2-7(1)(c) 4. The aggregate number of shares which the corporation shall have authority to issue is

            2,500 no par value

14A:2-7(1)(h) 5. The first Board of Directors of this corporation shall consist of two Director(s) and the name and address of each person who is to serve as such Director is:

            Name                    Address                             Zip Code

Arthur Barchenko              7 Belair Terrace, Wayne, New Jesey        07470

Mark Barchenko                7 Belair Terrace, Wayne, New Jersey       07470

14A:2-7(1)(i) 6. The name and address of each incorporator is:

            Name                    Address                             Zip Code

Richard T. Rapone, Esq.,      190 Moore Street, Hackensack, New Jersey  07601

      In Witness Whereof, each individual incorporator, each being over the age of eighteen years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 29th day of October 1996.


                                        /s/ Richard T. Rapone
                                        ----------------------------------------
                                        Richard T. Rapone

                          ============================

                          Certificate of Incorporation
                                       of

                                  ECSI-DSA INC.

                          ============================

                            FORWARDED FOR RECORDING
                                   AND FILING

                       BY: (INCLUDE ADDRESS AND ZIP CODE)

                        Richard T. Rapone, Esq.
                        Nashel, Kates, Nussman, Rapone & Ellis
                        190 Moore Street, Suite 306
                        Hackensack, New Jersey 07601